Exhibit 99.1

CERTAIN PERSONAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN OMITTED FROM THIS EXHIBIT pursuant to Item 601(a)(6) of Regulation S-K.

GENERAL RELEASE OF ALL CLAIMS

This General Release of All Claims (this “Agreement”) is entered into by and among Custom Truck One Source, Inc., a Delaware corporation (f/k/a NESCO Holdings, Inc., the “Company”), and Lee Jacobson (“Executive”), to take effect on the date of Executive’s signature below (unless expressly provided otherwise below). In consideration for and as a condition to receipt of the Severance Benefits (this and other capitalized terms not defined herein shall have the meanings assigned to them in the Employment Agreement among Executive and the Company dated as of February 26, 2014 (the “Employment Agreement”)), Executive and the Company agree as follows.

(1) General Release and Waiver of Claim

For purposes of this Agreement, the “Released Parties” means, individually and collectively, the Company and its respective present, former and future shareholders, partners, limited partners, affiliates, members (and the directors and officers of such members), parents, subsidiaries, directors, officers, executives, agents, attorneys, successors and assigns.

Except as provided in the last sentence of this Section 1, in consideration of the payments made and to be made, and benefits provided and to be provided, to Executive pursuant to the Employment Agreement, Executive hereby unconditionally and forever releases, discharges and waives any and all claims, liabilities, demands, actions, causes of action, suits, costs, controversies, judgments, decrees, verdicts, attorneys’ and consultants’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, other than the Excluded Obligations (as defined below) (the “Released Claims”) against the Released Parties. The Released Claims include any and all matters relating to Executive’s employment including, without limitation, claims or demands related to salary, bonuses, commissions, stock, equity awards, or any other ownership interest in the Company or any of its affiliates, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims for discrimination based upon race, color, sex, creed, national origin, age, disability or any other characteristic protected by federal, state or local law or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; claims under the Employee Retirement Income Security Act of 1974, as amended, the Equal Pay Act, the Fair Labor Standards Act, as amended, the Family and Medical Leave Act of 1993, as amended, or the laws of any country governing discrimination in employment, the payment of wages or benefits, or any other aspect of employment. The Released Claims also include claims for wrongful discharge, fraud or misrepresentation under any statute, rule or regulation or under the common law and any other claims under the common law.

Notwithstanding the foregoing, Executive does not release, discharge or waive any rights to (i) payments and benefits provided under Section 4(f) of the Employment Agreement that are contingent upon this Agreement taking effect, (ii) rights in relation to Executive’s vested equity securities, (iii) benefit claims under any employee benefit plans in which Executive is a participant by virtue of Executive’s employment with the Company arising after the execution of this Agreement by Executive or under applicable unemployment or workers’ compensation laws, and (iv) rights to be indemnified and/or advanced expenses under any corporate document of the Company, any agreement or pursuant to applicable law or to be covered under any applicable directors’ and officers’ liability insurance policies (the “Excluded Obligations”). Further provided, nothing herein shall restrict Executive from filing a charge with, communicating with, or participating in any proceeding conducted by, the U.S. Equal Employment Opportunity Commission or similar state or local administrative agencies; provided, however, Executive waives his right to recover damages in connection with any such charge or proceeding.

(2) Release and Waiver of Claims Under the Age Discrimination in Employment Act

Executive acknowledges that the Company hereby advised him to consult with an attorney of his choosing before signing this Agreement, and through this Agreement advises him in writing to consult with his attorney with respect to possible claims under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”) and the Older Workers Benefit Protection Act of 1990 (the “OWBPA”) and Executive acknowledges that he understands that the ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits and benefit plans. Executive wishes to waive any and all claims under the ADEA and the OWBPA that he may have, as of the date of execution of this Agreement, against the Released Parties, and hereby waives such claims. Executive further understands that, by signing this Agreement, he is in fact waiving, releasing and forever giving up any claim under the ADEA and the OWBPA against the Company that may have existed on or prior to the date of execution of this Agreement. Executive acknowledges that the Company has informed him that he has, at his option, at least forty-five (45) days following the later of Executive’s receipt of this Agreement or the Date of Termination in which to sign this Agreement, which option Executive may waive by signing this Agreement prior to the end of such forty-five (45)-day period. Any changes to this Agreement, whether material or immaterial, shall not extend the time that Executive has to review and sign this Agreement.

Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this Section 2, by providing to the Company a written notice of his revocation of the release and waiver contained in this Section 2. Executive further understands that this right to revoke the release contained in this Section 2 relates only to this Section 2 and does not act as a revocation of any other term of this Agreement.

Provided Executive executes this Agreement within such forty-five (45) day review period and does not effectively revoke his release of claims contained in this Section 2, Executive’s release of claims under the ADEA and OWBPA shall take effect on the eighth (8th) day after Executive signed this Agreement.

Executive acknowledges that Executive has received the disclosure of (i) any class, unit, or group of individuals covered by the Company’s involuntary termination program applicable to Executive’s decisional unit, (ii) any selection factors for the program, (iii) any time limits applicable to the program and (iv) the job titles and ages of all individuals selected for the program, and the ages of all individuals in the same job classification or organizational unit (meaning the same decisional unit) who were not selected for the program (the “Disclosure”). The Disclosure is attached hereto as Exhibit A.

(3) Proceedings

Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against either of the Company or any other Released Party before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Company to Executive under the Employment Agreement or with respect to the Excluded Obligations (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

(4) Remedies

If Executive initiates or voluntarily participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement or his post-termination obligations contained in the Employment Agreement or the Restrictive Covenant Agreement (as defined in the Employment Agreement), or if he revokes the ADEA and OWBPA release contained in Section 2 of this Agreement within the seven (7)-day period provided under Section 2, the Company may, in addition to any other remedies they may have, reclaim any Severance Benefits paid to him and terminate any Severance Benefits that would have been subsequently due and payable based on the ADEA and OWBPA release becoming effective, without waiving the release granted herein. Executive acknowledges and agrees that the remedy at law available for breach of any of his post-termination obligations under the Employment Agreement or the Restrictive Covenant Agreements or his obligations under Sections 1, 2 and 3 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual or consequential damage or the necessity of posting a bond. This provision shall not adversely affect any rights Executive may have under the ADEA.

Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have and limiting also his ability to pursue certain claims.

It is further understood that this Agreement and general release shall not preclude Executive from bringing an action to enforce the terms of Section 4(f) of the Employment Agreement which are intended to survive following termination of employment and the execution of this Agreement.

(5) Severability Clause

In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

(6) Nonadmission

Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

(7) Governing Law

The validity, interpretation, construction and performance of this Agreement and disputes or controversies arising with respect to the transactions contemplated herein shall be governed by the laws of the State of Indiana, irrespective of Indiana’s choice-of-law principles that would apply the law of any other jurisdiction.

(8) Trade Secrets; Whistleblower Protections

In accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement, the Restrictive Covenant Agreement or any other agreement between Executive and the Company or any of its subsidiaries (together, the “Subject Documents”): (a) Executive will not be in breach of any Subject Document, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Furthermore, the parties hereto agree that nothing in the Subject Documents prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002 or any other whistleblower protection provisions of state or federal law or regulation or release or restrains Executive’s right to receive an award for information provided to any such government agencies or entities.

EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above and Executive has executed this Agreement as of the date set forth below (or, if Executive does not include a date under his signature line, the date set forth shall be the date this Agreement, signed by Executive, is received by the Company).

CUSTOM TRUCK ONE SOURCE, INC.

/s/ Adam Haubenreich
Name: Adam Haubenreich
Position: Vice President – General Counsel, Secretary

EXECUTIVE

/s/ Lee Jacobson
Name: Lee Jacobson
Address: [***]
Date signed by Executive: 4/19/21

[Signature Page to Lee Jacobson General Release of All Claims]

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